                                                                  EXHIBIT 23 (1)






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-54064, 33-54066, 33-54096, 33-57746, 33-57748, 33-86654, 33-20801, 333-53485,
333-53487, 333-64714, 333-89071, 333-104412 and 333-105930 on Form S-8 of our
report dated April 12, 2004, appearing in the Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 2004.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Layne Christensen Company listed in Item 15 (a). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/ s / Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 13, 2004